Supplier Buying Agreement (SBA)

Summary of Business Terms

SBA Control ID: 1320968016

Summary Details

SBA Type:	Vendor Category:	Merchandise Dept:
Vendor Maintenance	Domestic	D21

Supplier Name: ECO BUILDING PRODUCTS, I **Vendor Number:** 12473

Supplier Contact information

Invitee Name: Jim Coble **Phone:** (702)596-9226 **Ext:** -

Invitee Email: jcoble@ecob.net

THD Contact information

Merchant Name: JOHN SCHWAGER

Merchant Email: John_Schwager@homedepot.com

SBA Contact Name: ANNE MYERS **Phone:** (770)384-5204 **Ext:** -

SBA Contact Email: Anne_Myers@homedepot.com **Fax:** (770)384-3616 **Ext:** -

General Information

Basic

Person Completing Form: Nathaniel Bruce

Small or Large Business: Large

NOTICE: In accordance with U.S.C. 645(d), any person who misrepresents a firm's proper size classification shall (1) be punished by imposition of fine, imprisonment, or both, (2) be subject to administrative remedies, and (3) be ineligible for participation in programs conducted under the authority of the Small Business Act.

What do you provide? Goods

Financial

Insurance:

Home Depot Approved Insurance Number: PA1211504

Aggregate Limit Requirement: $ 2000000

Insurance Forwarding Agent: Vickie Brown

Global Location Number List:

GLN: 0855638004001

Is your company exempt from FORM 1099 reporting? No

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement that specifies:

1) The Treaty country.
2) The treaty article addressing the income.
3) The article number in the tax treaty that contains the saving clause.
4) The type and amount of income that qualifies for the exemption from tax.
5) Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Bank Information:

Name:	Comerica
Account Number:	XXXXXX8744
Routing Number:	XXXXX7522

Product Information

Do your products contain wood (solid or composite)? Yes

Product Name: Eco Red Shield

Portion of product made from wood or wood fiber: Whole Product

Species (Common Name):	Doug Fir
Species (Scientific Name):	Pseudotsuga
Country of Origin (Grown):	UNITED STATES
Country Region:	Northwest

Is the wood certified? Yes

Certification Program:	ICC
Certification Name:	ESR
Certification Number:	3255
Chain Of Custody Number:	TPI

Does product contain recycled, recovered, or salvaged wood fiber? No

Do you currently apply EAS tabs on your products? No

Do you make claims regarding product packaging such as biodegradable, lead-free, recycled, safe, or other environmental claims? Yes

What Claim? wood rot decay, mold, termite and fire resistant

Payment Information

Terms

Regular Payment Terms: 1% 10 DAYS

Regular and New Store payment terms may only be changed by the Merchant.

Advertising / Marketing Program? No

If yes, Advertising/Marketing Agreement required.

In Store Service Information

In Store Services to be Provided? No

If no, Home Depot will service in-store merchandise on behalf of the supplier.

MET In Store Service Discount (%): 0 %

Percentage deducted from gross purchases.

Shipping Information

Corporate Shipping Terms

Ship To Locations:

- [x] Hawaii
- [ ] Alaska
- [ ] Guam
- [ ] Puerto Rico
- [ ] US Virgin Islands

Override Market/DC Exceptions? No

Pallet Charge? No

Drop Charge? No

Vendor Turn Time (Business days): 10

Lead Time (Calendar days): 14

Standard Freight Information

Terms: Prepaid/Destination

Standard Minimum Type: Retail Dollars

Standard Minimum Amounts

AB: $ 450 CD: $ 450 EF: $ 450

Do you have Seasonal Terms?

No

Offshore Shipping Terms

Service Type: DIRECT TO STORE

Locations: Hawaii

Vendor Turn Time: 15

Lead Time: 25

Standard Freight Terms: Collect/Destination to Store via The Home Depot selected Consolidator (Supplier owns goods in transit)

Standard Freight Information

Standard Minimum Type: Retail Dollars

Standard Minimum Amounts

AB: $ 1000 CD: $ 1000 EF: $ 1000

Do you have Seasonal Terms?

No

Returns Information

Corporate Exceptions

Corporate Exception: 1

If there are special scenarios under this vendor number that require a different disposition than the rest of your products sold under this Merch. Vendor number, create separate Class/Subclass exception policies as required.

If RTVs from Alaska, Hawaii, Guam, Puerto Rico, and/or the USVI are handled differently please create a separate Geographic exception policy for those regions.

Policy Type: Supplier Level

Are you a Self-Service vendor? No

If yes, this automatically changes the Return Policy/Return Type to 'Destroy in field for credit' and 'RGA and Inspection Required' for defective and non defective merchandise

Do you perform offsite pickup? No

Supplier Freight Fee Percentage 10 %

The freight allowance will only apply to RTV merchandise being returned to the supplier through a Reverse Logistics Center (RLC).

Defective Merchandise

Return Policy / Return Type: Return for credit

RGA Inspection Preference: RGA and Inspection required

Will you perform an offsite inspection? No

Shipping Minimum($): $ 250

If shipping minimum is not met within 21 days, item shipped automatically.

Non-Defective Merchandise

Special Orders:

Do you sell special order product, and if so, can it be returned to you?

No

Repack:

Do you accept the return of items that have missing or damaged packaging, but are otherwise in perfect condition?

Yes

Return Method:

Return for credit

Returned Goods Authorization (RGA) Inspection preference:

RGA and Inspection required

Should a restocking fee for "Packaging Damaged or Missing" apply?

No

Donation:

Non-Defective item donation? No

Vendors that select destroy in field for credit will be able to take a tax benefit when their Non-Defective Merchandise is Donated.

Freight

Freight Term option: Prepaid / Add

Salvage

Does the supplier allow salvage?	Yes
Allow Bulk:	Yes
Allow Business to Business	Yes
Allow Business to Customer:	Yes
Allow Online Outlet:	Yes
Defacing Required:	No
Export Only:	No
Allow Within 35 Miles:	No

RTV Contact:

Contact:	Jerry Kong
Email:	jkong@ecob.net
Phone:	(760)732-5826
Fax:	(760)732-5845

Defective Address: **Non Defective Address:**

909 W Vista Way
Vista, CALIFORNIA, UNITED STATES 92083

909 W Vista Way
Vista, CALIFORNIA, UNITED STATES 92083

States
Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Guam, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virgin Islands, Virginia, Washington, West Virginia, Wisconsin, Wyoming

Contact Details

Corporate Contacts

Company Correspondence Contact

Contact Name: Nathaniel Bruce
Title: National Act Manager
Phone: (760)672-7270
Fax: (760)732-5845
Email: nbruce@ecob.net
Address:
909 W. Vista Way
Vista, CALIFORNIA, UNITED STATES 92083

LEGAL VERBIAGE

TERMS AND CONDITIONS:

SBA General Terms and Conditions

1. The Parties and the Agreement

1.1 The Home Depot Supplier Buying Agreement ("SBA" or "Agreement") is an integrated agreement between Home Depot U.S.A., Inc. and its affiliates ("THD" or "Home Depot") and Supplier consisting of these Terms and Conditions, the Supplier Reference Guide ("SRG") located at
the "Supplier Reference Guide" sub-tab under the "General" chevron in the online SBA Application "https://webapps-qa.homedepot.com/THDSupplierOnboard" (which may be updated from time to time as needed by THD, with notice to Supplier) and the Summary of Business Terms. No oral promises or oral orders shall be considered part of this Agreement.

1.2 Every written purchase order ("PO" or "Order") submitted by THD or its affiliates is subject to this SBA. THD agrees to purchase and Supplier agrees to supply a minimum of one unit of merchandise ("Merchandise") under this SBA as valid consideration for the mutual promises herein.

1.3 The term "Supplier" shall mean the supplier designated in the Summary of Business Terms and any successor thereof.

2 Acceptance and Rejection

2.1 Each PO shall be deemed accepted by Supplier if any shipment of Merchandise is made or if the PO is signed by Supplier.

2.2 Supplier will accept all POs unless it has provided at least ninety (90) days prior written notice that it will not accept a PO after a specified date.

3 Title and Risk of Loss

3.1 All POs will be designated FOB destination unless expressly agreed upon in writing by an authorized employee of THD. Notwithstanding the freight terms used, no liability will be incurred by THD and risk of loss shall not pass to THD until legal title passes upon carton or item-level receipt into THD's inventory management system via key receipt or other process and acceptance of the Merchandise in good condition by THD at THD's designated final destination. The Merchandise may be required to move through THD transfer locations, but the final destination is the ultimate destination listed on the PO.

4 Price Changes and Most Favored Nation Clause

4.1 Supplier may not increase a price specified on a PO unless prior written approval is obtained from THD. An approved price increase shall become effective ninety (90) days after Supplier's receipt of such approval from THD.

4.2 Supplier agrees that THD will be afforded prices, warranties and benefits that are no less favorable than those offered to Supplier's competing customers, brick and mortar, in-home sales or online in each local market.

4.3 If there is any reduction in Supplier's selling price for the Merchandise before shipment, Supplier agrees that the price specified on the PO will be reduced to reflect Supplier's new price.

5 Warranties and Guarantees

5.1 Supplier represents and warrants that: (a) Supplier is financially solvent and has the ability to perform its obligations hereunder; and (b) the person executing this document is a duly authorized officer or representative of Supplier with the authority to enter into and bind Supplier to the terms and conditions of this SBA.

5.2 Supplier represents and warrants that all Merchandise will be of good quality, material and workmanship, new, merchantable, fit for its intended purpose and free from any and all defects. Supplier represents and warrants that: (a) the Merchandise does not infringe the intellectual property rights of any third party; (b) all Merchandise is sold free and clear of all liens and encumbrances; and (c) Supplier owns, licenses and/or has the right to grant and extend any licenses provided for THD's resell of the Merchandise.

5.3 Supplier represents and warrants that the design, manufacture and packaging (including all weights, measures, signs, legends, descriptions, label warnings and disclaimers), pricing and other conditions of sale of the Merchandise complies with all applicable federal, state, provincial, and local laws, codes, ordinances, rules, regulations and requirements of the country of origin, the country of transit, or the country of sale (collectively the "Laws"). Supplier shall promptly notify THD in writing of all warnings, disclaimers or any other similar notices (including the specific formatting or style requirements for such warning or disclaimers) required by any Laws to be posted with respect to the Merchandise. Creation, inspection or approval by THD of Supplier's warnings, disclaimers, designs, materials or packaging shall not relieve Supplier from any of its warranty obligations and such warranties, representations and conditions shall survive inspection, installation, acceptance and payment by THD and THD customers. Further, Supplier warrants and guarantees it will comply with all standards noted in the SRM.

6 Indemnification and Product Liability

6.1 Supplier will indemnify and defend THD (which for the purpose of Sections 6 and 7 of this SBA includes all of THD's affiliates, subsidiaries, directors, officers, employees and agents) from and against any and all claims or allegations made by any person (including those made by Supplier's directors, officers and employees), losses, damages, suits, fees, judgments, costs and expenses (including attorneys' fees incurred in responding to such claims) that THD may suffer or incur arising or alleged to have arisen out of or in connection with (a) any personal injury (including death) or damage to property arising out of the acts or omissions of Supplier, its employees and agents, contractors, subcontractors and/or any other persons for whose conduct Supplier may be or is alleged to be legally responsible or from the Merchandise or its marketing, sale, rental or use; (b) the failure of Supplier to fully comply with any representation, warranty or other obligation under this SBA, including the failure of Supplier to comply with all applicable laws; (c) any breach or alleged breach of the SBA; or (d) the infringement of any patent, copyright, trade secret design, trademark or other intellectual property right of a third party. This agreement to indemnify, defend and hold THD and its affiliates harmless applies whether or not the claim or loss was alleged to have been caused in whole or in part by the negligence or fault of THD. Further, this agreement applies even when the Supplier is not named as a party to the lawsuit.

6.2 THD shall cooperate in the defense of any claim for which indemnity is sought under this Section. Although Supplier shall have control of the defense of any action brought above, Supplier agrees to comply with the following requirements in connection with the conduct of the defense of any claim in which THD has been named a party: (a) Supplier shall choose defense counsel that is reasonable satisfactory to THD; and (b) Supplier shall use reasonable efforts to keep THD informed of all material information pertaining to a claim.

Notwithstanding the above, Supplier shall not enter into any settlement or compromise of the claim that would result in injunctive relief, financial liability or the admission of liability by THD without first obtaining THD's prior written consent.
6.3 If THD reasonably determines that separate counsel is appropriate, THD will be entitled to retain separate counsel at Supplier's expense.
6.4 Disputes
a. Mediation. Any dispute arising out of, relating to or concerning this SBA (other than those arising under Sections 6 and 7) shall, as a condition precedent to any arbitration or court proceeding, be mediated by the parties. The requesting party shall inform the other party the grounds of the dispute. The parties shall mutually agree upon a mediator and shall schedule and conduct the mediation at a mutually convenient time and place. Each party shall bear its own costs and expenses associated with such mediation, except that the parties agree to split equally the costs and expenses of the mediator and the conduct of the mediation itself.
b. Arbitration. Any dispute which is not resolved by mediation and which arises out of, relates to or concerns this SBA (other than those arising under Sections 6 and 7) may, at the sole option of THD, be resolved by arbitration administered by the American Arbitration Association under its commercial arbitration rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All arbitration hearings shall be conducted in Atlanta, Georgia. Each party shall bear its own costs, fees and expenses associated with any arbitration, except that the parties agree to split equally the costs and expenses of the arbitrator or panel and the conduct of the arbitration itself.
6.5 Venue. In the event THD does not elect to submit a dispute under this SBA to arbitration, the parties agree that any civil action to decide such dispute shall be brought in either the US District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of Cobb County, Georgia.

7 Insurance
7.1 Supplier shall maintain Commercial General Liability Insurance on an occurrence basis with limits of not less than the amounts specified on the Insurance Approval Request Form attached to this SBA. THD, its parent, affiliates and subsidiaries shall be named as an additional insured. Supplier's insurance must be the primary policy with respect to any loss. Supplier, its agents and subcontractors shall maintain Worker's Compensation Insurance for all of its employees performing any instore services to THD to the fullest extent required by the Laws of the states in which such services are being performed. Supplier further agrees to forward a copy of this SBA to its insurer. Supplier will have its insurer provide THD with a current Certificate of Insurance evidencing the required coverage, as well as renewal certificates at least thirty (30) days prior to the expiration of coverage. Supplier further agrees that upon notice of a claim against THD involving Merchandise sold to THD that Supplier will immediately and without delay notify all insurance carriers which issued policies to Supplier. Thereafter, Supplier agrees to keep THD fully informed of all activity, including but not limited to providing THD with all correspondence, and action taken with regard to any claim by any insurance carrier. Additionally, Supplier and its insurer shall provide to THD thirty (30) days prior written notice of non-renewal, cancellation or other change in coverage which may impair or otherwise affect THD's rights thereunder. Supplier's obligations under this Section 7 shall in no way affect the indemnification, remedy or warranty provisions set forth in this SBA.
7.2 If Supplier is selling to Home Depot U.S.A., Inc., or H.D.V.I. Holding Company, Inc. all insurance must be written by a U.S. insurance company which is rated in the most recent edition of Best's Key Rating Guide (Property-Casualty edition) or such other rating agency guide reasonably acceptable to THD as the equivalent of A-VIII or better. If Supplier is selling to Home Depot Puerto Rico, Inc., all insurance must be written by an insurance company authorized to engage in insurance business in Puerto Rico which is rated in the most recent edition of Best's Key Rating Guide (Property-Casualty International edition) or such other rating agency guide reasonably acceptable to THD as the equivalent of A-VIII or better.

8 Termination, Cancellation and Returns
8.1 THD reserves the right to terminate or cancel any PO in whole or in part at any time before receipt of the Merchandise without incurring any liability.
8.2 Should Supplier fail to comply with any of the terms or conditions of a PO, THD may cancel the PO or reject or return Merchandise received, at THD's discretion and at Supplier's expense. Any failure to immediately discover the non-compliance of the Merchandise shipped under a PO shall not preclude THD from later exercising its rights under this Section, provided that THD give prompt notice after such failure is reasonably discovered by THD.
8.3 THD expressly retains its right to terminate and/or pursue a claim or charge-back with Supplier for shortage, damage, lack of timely shipment or other defect of freight that comes to THD's attention.
8.4 THD shall only be responsible to pay Supplier for PO's accepted through the date of termination.

9 Recall
9.1 In the event the Consumer Product Safety Commission or other federal, state, provincial or local agency (the "Commission") issues an order pursuant to any consumer protection law (hereinafter referred to as the "Safety Laws") requiring either THD or Supplier to provide a safety notice, recall, replace, repair or make refunds with respect to all or part of any Merchandise, or where both parties agree or where either party determines in its reasonable discretion that a recall is warranted prior to or without regard to any proceeding or determination by the Commission (a "Recall"), THD and Supplier shall work together to do so at Supplier's expense. Supplier shall assume all costs and expenses of such Recall, including Merchandise handling expenses of at least $2,000 per store where Merchandise subject to the Recall may have been sold, any other direct expenses incurred and profits lost as a result of the Recall. Nothing in this Section shall prevent THD from taking any actions as may be required of it under the Safety Laws.

10 Intellectual Property
10.1 Supplier grants to THD the non-exclusive, worldwide, royalty-free right and license to use and display any product information, product warranty information, advertising, images and/or intellectual property Supplier furnishes to THD during the term of this Agreement ("Supplier Content"). Supplier is responsible for ensuring that all Supplier Content is accurate, truthful and complete and does not infringe upon a third party's intellectual property rights.
10.2 Supplier acknowledges and agrees that all patents, designs, trade names, trademarks, copyrights, trade secrets, logos or work

product owned or created by THD is and shall remain the sole property of THD ("THD IP"). Supplier will provide requested specimens, samples, diagrams and signed documents to assist in perfecting THD's IP rights. Nothing contained herein shall limit the defense and indemnification obligations of Supplier under Section 6.

11 Computer Systems Access

11.1 THD, from time to time in its sole discretion may elect to grant Supplier limited, non-transferable access to certain proprietary computer systems and technologies (the "Systems"). In order to receive such access, Supplier agrees to the following:

a. Supplier will have or promptly create internal security policies that, at a minimum, comply with this Section and common industry standards and protect the integrity of the Systems. The Systems must at all times be protected from unauthorized use, theft, misuse, accidental or unauthorized modification, disclosure, transfer or destruction. Anyone who has been convicted of any felony or misdemeanor offense related to computers, theft, or information security, will not be allowed to serve as a Supplier Guardian Point of Contact ("SGPOC"). The SGPOC will manage Supplier's access to the Systems by granting and removing individual user access, and working with THD to resolve any Systems-related issues that may arise.

b. Supplier shall be liable at all times for its employees, agents and subcontractors (collectively, "Users") use, misuse or access to the Systems. Supplier's Users will: (i) access the Systems only in the manner prescribed by THD; (ii) be assigned a separate and unique User ID by Supplier and will use only that ID when logging on to the Systems; (iii) log off the Systems immediately upon completion of each session of service; (iv) not allow unauthorized individuals to access the Systems; (v) keep strictly confidential the User ID and password and all other information that enables such access; (vi) not reuse a compromised password (e.g. a password that has become known to anyone else at any time, including in an emergency); (vii) only utilize such access to perform its obligations to THD; (viii) comply with all service and information protection policies instituted by THD; (ix) not perform any unauthorized exploring or mining of the Systems; and (x) only access the portion of the Systems necessary to perform the Supplier's obligations. The obligations of this Agreement extend to Supplier's Users, and Supplier shall inform such persons of their obligations hereunder. Supplier is solely responsible for obtaining the hardware and software necessary to properly access the Systems.

c. If Supplier discovers or is notified of a breach or a potential breach of security relating to the Systems, any data or information contained therein, including derivatives thereof ("Systems Information"), or any applicable Law, the SGPOC will (i) promptly notify THD of such breach or potential breach and (ii) if the applicable Systems Information was in the possession of Supplier at the time of such breach or potential breach, Supplier, with THD's consent, shall (1) investigate and use its commercially reasonable efforts to mitigate the effects of the breach or potential breach and (2) provide THD with assurance reasonably satisfactory to THD that such breach or potential breach will not recur. No independent action to correct a security issue should be taken unless failure to immediately respond will result in irreparable harm to Supplier or THD. d. Supplier will not introduce any malicious code that can or will record or erase data or programming, infect, disrupt, damage, disable, or shut down the Systems or any component of the Systems. In the event any malicious code is found to have been introduced into the Systems by Supplier, Supplier shall, at its sole cost and expense, (i) report it immediately to THD, (ii) use commercially reasonable efforts to reduce or eliminate the effects of the malicious code, and (iii) if the malicious code causes a loss of operational efficiency or loss of data, mitigate and restore such losses. e. Except as otherwise expressly provided herein, THD retains all right, title and interest in and to the Systems and the Systems Information. Upon termination of this SBA or upon THD's request, Supplier will promptly return to THD all tangible items containing any Systems Information, including all copies, abstractions and compilations thereof. Supplier will certify in writing that it has fulfilled its obligations under this Section.

12. Confidentiality

12.1 Supplier acknowledges that performance under this SBA will give Supplier and its employees and agents access to certain information which is considered by THD to be confidential or proprietary information about THD or its business ("Confidential Information"). Confidential Information includes, but is not limited to, (i) the terms of this SBA; and (ii) any other information, communication or data, in any form, including, but not limited to oral, written graphic or electronic forms, which THD identifies as confidential or which is of such a nature that Supplier should reasonably understand that THD desires to protect such information against unrestricted disclosure or use, including, without limitation, business information, financial data, marketing data and all material and reports prepared for THD hereunder. Supplier agrees that it will keep all Confidential Information in strict confidence and not disclose or use the Confidential Information other than to fulfill its obligations to THD for a period of three (3) years or as long as such information is protected under law. Any trade secret information of THD shall be protected for as long as it is considered a trade secret. Supplier shall safeguard all Confidential Information using the same reasonable degree of care with which it protects its own confidential information. Supplier shall strictly limit access to any Confidential Information to its employees, subcontractors and/or agents on a need-to-know basis who are bound by obligations of nondisclosure and limited use at least as stringent as those contained in this provision. Supplier is responsible for any breach or alleged breach of the confidentiality obligations of this SBA by its employees, subcontractors and/or agents.

12.2 In the event Supplier is required to disclose any Confidential Information by order of a court or any government agency, by law, regulation, judicial or administrative process, or in accordance with applicable professional standards or rules, Supplier shall: (i) give prior written notice of such disclosure to THD (if legally permitted to do so) together with a copy of the material proposed to be disclosed; (ii) reasonably cooperate with THD at its' request and expense to resist or limit such disclosure or to obtain a protective order; and (iii) in the absence of a protective order or other remedy, disclose only that portion of the Confidential Information that is legally required to be disclosed and assure that, if applicable, confidential treatment will be accorded the disclosed information.

13. In-Store Services

13.1 In the event Supplier provides in-store services to THD at any THD location ("In-Store Services"), Supplier agrees that the In-Store Services shall be performed in a good and workmanlike manner with the skill and care to comply with all applicable Laws and rules of THD.

13.2 Supplier, its agents and subcontractors shall maintain Worker's Compensation Insurance for all of their respective employees to the fullest extent required by the Laws of the states in which such services are being performed.

14. Miscellaneous Provisions

14.1 Time is of Essence. Time is of the essence of any PO.
14.2 Written Changes. There shall be no changes or modifications to the SBA or any PO unless agreed to in writing and signed by an authorized agent of each party. For purposes of THD, only officers are authorized agents.
14.3 Fees and Expenses. All costs and expenses, including but not limited to attorney's fees, incurred by THD due to Supplier's violations under any PO or this SBA will be charged to Supplier. Supplier agrees that THD shall have the right to offset any such fees and expenses and Supplier expressly agrees to reimburse THD for all such costs and expenses.
14.4 Use of Name and Publicity. Supplier will not use THD's name, THD IP, or make a claim that THD endorses Supplier or Supplier's Merchandise or put forth any press release or public statement regarding THD or this SBA without THD's prior written consent.
14.5 Assignment. This SBA cannot be assigned by Supplier without the prior written consent of THD.
14.6 Waiver. No provision of this SBA or any PO hereunder shall be deemed waived unless such waiver is in writing and signed by the waiving Party. The failure of a Party to exercise any of its rights, remedies, or options under this SBA, or the failure of a Party to insist upon another Party's compliance by with any provision under this SBA, shall not constitute a waiver of any Party's right to demand compliance. Supplier hereby waives use of the Statue of Frauds as a defense to the SBA or any PO accepted pursuant to this SBA.
14.7 Severability. If any part or parts of this SBA are held to be invalid, the remaining parts of this SBA will continue to be valid and enforceable.
14.8 Survival. Upon termination or expiration of this SBA, all provisions contained herein shall continue in effect as to disputed matters connected with this SBA until fully resolved as shall all provisions contained herein that are either expressly, or by their nature, meant to survive termination or expiration of this SBA, including without limitation Sections 3, 4, 5, 6, 7, 8, 9, 10, 12 and this Section 14.
14.9 Governing Law. This SBA and any PO hereunder and all disputes arising out of the parties relationship will be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflict of law principles.
14.10 One Year Limitation. Supplier agrees to bring any type of dispute against THD within one year after the occurrence of the event giving rise to such dispute.

Legal Terms and Conditions of SBA:
Supplier hereby acknowledges and agrees to the SBA, which consists of the Terms and Conditions, the Supplier Reference Guide ("SRG") located at
the "Supplier Reference Guide" sub-tab under the "General" chevron in the online SBA Application
"https://hdapps.homedepot.com/THDSupplierOnboard "
(which may be updated from time to time by THD, with notice to Supplier) and the Summary of Business Terms. In the event of a conflict or inconsistency between the Summary of Business Terms and the remainder of the SBA, the terms contained in the Summary of Business Terms will control.

Supplier Buying Agreement (SBA)

ACCEPTED AND AGREED:

This Summary of Business Terms, as approved by Supplier and Home Depot U.S.A., Inc. ("THD" or "Home Depot") supplements and becomes a part of The Home Depot Supplier Buying Agreement (the "SBA") between THD and Supplier. In the event of a conflict or inconsistency between this Summary of Business Terms and the remainder of the Supplier Buying Agreement, the terms contained in this Summary of Business Terms will control.

Supplier Representative Confirmation

(must be an officer)

Print Name:	Nathaniel Bruce
Title:	National Act Manager
Electronic Signature:	NJB100713
Date:	10/07/13

Home Depot Representative Confirmation

Print Name:	JOHN M SCHWAGER
Title:	senior merchant
Electronic Signature:	jms2013
Date:	11/04/13

Home Depot MVP Confirmation

Print Name:	MARTIN J GALLAGHER
Title:	mvp
Electronic Signature:	mgallagher
Date:	11/04/13

MET Confirmation

Print Name:	CHRISTOPHER PEACOCK
Title:	DME
Electronic Signature:	Peacock
Date:	11/04/13